Exhibit 10.18


                        Amendment to Employment Agreement


     AMENDMENT effective as of the date hereof, to Employment Agreement, dated as of February 23, 1993, as amended March 6, 1995 and February 28, 1997 by and between Candie's, Inc., a Delaware corporation (the "Company" or "Employer") and Neil Cole (the "Executive").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Executive is currently the Company's Chairman of the Board, Chief Executive Officer and President; and

     WHEREAS, the Company and Employee entered into an Employment Agreement dated as of February 23, 1993 as amended March 6, 1995 and February 28, 1997 (the "Agreement"); and

     WHEREAS, the Company wishes, among other things, to extend the term of the Executive's employment with the Company pursuant to the Agreement beyond the term currently provided by the Agreement; and

     WHEREAS, the Company and Executive desire to amend the terms of the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer and Executive hereby agree as follows:

     1. Section 1 of the Agreement is hereby amended to provide that the Company agrees to employ the Executive as its President and Chief Executive Officer for a term expiring on February 28, 2003.

     2. Section 10 of the Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following:

     10. Change in Control.

     "Change in Control" shall mean any of the following:

          (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the


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


     Company common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

          (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

          (3) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Company's Board of Directors by the individuals (the "Continuing Directors") who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

          (5) (A) the acquisition of beneficial ownership ("Beneficial Ownership"), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of an aggregate of 15% or more of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange
     Act) who beneficially owned less than 10% of the voting power of the Company's outstanding voting securities on the effective date of this Agreement, (B) the acquisition of Beneficial Ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the Company's outstanding voting securities on the effective date of this agreement, or (C) the execution by the Company and a stockholder of a contract that by its terms grants such stockholder (in its, hers or his capacity as a stockholder) or such stockholder's Affiliate (as defined in Rule 405 promulgated under the Securities Ac of 1933 (an "Affiliate")) including, without limitation, such stockholder's nominee to the Company's Board of Directors (in its, hers or his capacity as an Affiliate of such stockholders), the right to veto or block decisions or actions of the Company's Board of Directors' provided however, that notwithstanding the foregoing, the events described in items (A), (B) or (C) above shall not constitute a Change in Control hereunder if the acquiror is (aa) a trustee or other fiduciary holding securities under an employee benefit plan of the Company


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


     or one of its affiliated entities and acting in such capacity, (bb) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company (cc) a person or group meeting the requirements of clauses (ii) and (ii) of Rule 13d-1(b)(1) under the Exchange Act or (dd) in the case of an acquisition described in items (A) or (B) above (but not in the case of an acquisition described in item (C) above), any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors;

          (6) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

     3. Subsection 12(d) of the Agreement is hereby amended by deleting the entire subsection and replacing it with the following:

          (d) Notwithstanding anything to the contrary set forth in Subsection 12(c), if the Company terminates Executive's employment without Cause or the Executive terminates his employment for Good Reason within 12 months after a Change in Control, then the Company shall pay to the Executive in complete satisfaction of its obligations under this Agreement, as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within 15 days after the Date of Termination, an amount equal to $100 less than three times the Executive's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986); provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the Executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Executive under any plan for the benefit of employees, which would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Executive of a parachute payment. The determination of the amount of the payment described in this subsection shall be made by [the Company's independent auditors] at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company's independent auditors using a Black-Scholes valuation methodology.


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


     4. New subsections 12(e) and 12(f) are hereby added to the Agreement as follows:

          (e) If within 12 months after the occurrence of a Change of Control, the Company shall terminate the Executive's employment without Cause or the Executive terminates his employment for Good Reason, then notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and the Executive, all unvested stock options granted by the Company to the Executive pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

          (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 12 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 12 be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the Date of Termination.

     5. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement. All of the other provisions of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the 27th day of January, 2000.

                                                     CANDIE'S, INC.


                                                   By: /s/ Deborah Sorrell Stehr
                                                       -------------------------


                                                       /s/ Neil Cole
                                                       -------------------------
                                                           Neil Cole


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